Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Maxim Pharmaceuticals, Inc.:

We consent to incorporation by reference in the Registration Statement Nos. 333-101302, 333-85216, 333-61154, 333-34398, 333-45600, 333-11375, 333-35669, and 333-47695 on Form S-8 and Registration Statement Nos. 333-65011, 333-52403, 333-84711, 333-91923, 333-95293, 333-30906, 333-41442, and 333-109479 on Form S-3 of Maxim Pharmaceuticals, Inc. and subsidiaries (a development stage company) of our report dated November 21, 2003, relating to the consolidated balance sheets of Maxim Pharmaceuticals, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2003, and for the period from inception (October 23, 1989) through September 30, 2003, which report appears in the September 30, 2003 annual report on Form 10-K of Maxim Pharmaceuticals, Inc. As discussed in Note 3 to the consolidated financial statements, in 2002 the Company adopted the provisions of SFAS No. 142 “Accounting for Goodwill and Other Intangible Assets” and accordingly changed its method of accounting for goodwill.

/s/ KPMG LLP

San Diego, California
December 16, 2003